As filed with the Securities and Exchange Commission on April 2, 1999
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                              Meritage Corporation
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                Maryland                               86-0611231
--------------------------------------------------------------------------------
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona            85250
--------------------------------------------------------------------------------
        (Address of Principal Executive Offices)                   (Zip Code)


                 Meritage Corporation Amended Stock Option Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)

                                  Larry W. Seay
                   Vice President and Chief Financial Officer
                              Meritage Corporation
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (480) 998-8700
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                  With copy to:
                                Steven D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6000


                         CALCULATION OF REGISTRATION FEE
================================================================================
                                  PROPOSED        PROPOSED
  TITLE OF                         MAXIMUM        MAXIMUM
 SECURITIES         AMOUNT        OFFERING       AGGREGATE        AMOUNT OF
   TO BE            TO BE           PRICE         OFFERING      REGISTRATION
 REGISTERED       REGISTERED      PER SHARE        PRICE             FEE

Common Stock       250,000                                         $834.00*


-------------------------

*    Based on 250,000 shares under the Stock Option Plan at $12.00  per share.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Monterey Homes Corporation Stock Option Plan changing the name of the plan to the Meritage Corporation Amended Stock Option Plan and increasing the number of shares of common stock authorized to be issued thereunder from 225,000 shares to 475,000 shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I, Items 1 and 2, have been delivered to employees in accordance with Form S-8 and Securities Act Rule 428.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  The contents of the Registration Statement No. 333-37859 on Form S-8 filed with the Securities and Exchange Commission on October 14, 1997, are incorporated herein by reference.

Item 3.       Incorporation of Documents by Reference.

              The following documents filed or to be filed with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

              (a) The latest  annual  report of the  Company  filed  pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") which contains, either directly or indirectly by reference, certified financial statements for the Company's latest fiscal year for which such statements have been filed.

              (b) All other reports filed pursuant to Section 13(a) or 15(d) of the 1934 Act since the end of the fiscal year covered by the annual report referred to in paragraph (a) above.

              (c) The description of the Company's capital stock contained in the Form 8-A of Emerald Mortgage Investments Corporation (a predecessor of Meritage Corporation) filed on July 7, 1988.

              All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.       EXHIBITS.

              Exhibit Index located at Page 6.

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 2, 1999.

                                             MERITAGE CORPORATION

                                             By: /s/ Larry W. Seay
                                                 -------------------------------
                                                  Larry W. Seay
                                                  Vice President Finance
                                                  Chief Financial Officer

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven J. Hilton, John R. Landon and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                    Date
---------                                -----                                    ----
/s/ Steven J. Hilton            Co-Chief Executive Officer                    April 2, 1999
-----------------------
Steven J. Hilton

/s/ John R. Landon              Co-Chief Executive Officer                    April 2, 1999
-----------------------
John R. Landon

Signature                                Title                                    Date
---------                                -----                                    ----



/s/ Larry W. Seay               Vice President Finance and Chief              April 2, 1999
-----------------------         Financial Officer (Principal Financial
Larry W. Seay                   Officer)




/s/ William W. Cleverly         Director                                      April 2, 1999
-----------------------
William W. Cleverly



/s/ Alan D. Hamberlin           Director                                      April 2, 1999
-----------------------
Alan D. Hamberlin



/s/ Robert G. Sarver            Director                                      April 2, 1999
-----------------------
Robert G. Sarver



/s/ C. Timothy White            Director                                      April 2, 1999
-----------------------
C. Timothy White



/s/ Raymond C. Oppel            Director                                      April 2, 1999
-----------------------
Raymond C. Oppel

                                  EXHIBIT INDEX


EXHIBIT                                                        PAGE OR
NUMBER                    DESCRIPTION                      METHOD OF FILING

  4.1     Meritage Corporation Amended Stock Option Plan   Filed Herewith

  5       Opinion of Venable, Baetjer & Howard, Maryland   Filed Herewith
          counsel (including consent)

 23.1     Consent of KPMG LLP                              Filed Herewith

 23.2     Consent of Counsel                               See Exhibit No. 5

 24       Power of Attorney                                See Signature Page